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                                                                   EXHIBIT 10.12

LABCORP
Laboratory Corporation of America

Laboratory Corporation of America(TM)Holdings
348 South Main Street
Burlington, North Carolina 27215
Telephone: 800-222-7566, extension 6582
FAX:  910-229-4847

MICHAEL K. MOORE
AVP - FACILITIES PLANNING


January 6, 1998

Mr. Bill Green
AutoCyte
112 Orange Drive
Elon College, NC 27244

Re:  Lease between LabCorp and AutoCyte for 112 Orange Drive, Elon College, NC

Dear Mr. Green:

LabCorp hereby acknowledges that AutoCyte wishes to continue its tenancy on a month to month basis until such time as AutoCyte's new building is completed. The rental rate will remain $9,281.25 per month.

AutoCyte is obligated to give LabCorp a 30 day written notice of intent to vacate, as stated in paragraph 5 of the Lease.

Sincerely,


/s/ Michael K. Moore

Michael K. Moore
AVP - Facilities Planning